Exhibit 16.1
October 28, 2008

Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read QuikByte Software, Inc.’s statements included under Item 4.01 of its Form 8-K filed on or about October 28, 2008, and we agree with such statements concerning our firm.
Yours truly,
/s/ Jaspers + Hall, PC
Jaspers + Hall, PC